(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Voya Investors Trust

We consent to the use of our report dated February 20, 2015, with respect to the financial statements of VY® BlackRock Inflation Protected Bond Portfolio, a series of Voya Investors Trust, incorporated herein by reference, and to the reference to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

We also consent to the use of our report dated February 23, 2015, with respect to the financial statements of Voya Liquid Assets Portfolio, VY® Clarion Global Real Estate Portfolio, VY® FMRSM Diversified Mid Cap Portfolio, VY® Invesco Growth and Income Portfolio, VY® JPMorgan Emerging Markets Equity Portfolio, VY® Morgan Stanley Global Franchise Portfolio, VY® T. Rowe Price Capital Appreciation Portfolio, VY® T. Rowe Price Equity Income Portfolio, and VY® T. Rowe Price International Stock Portfolio, each a series of Voya Investors Trust, incorporated herein by reference, and to the reference to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

We also consent to the use of our reports dated February 24, 2015, with respect to the financial statements of Voya High Yield Portfolio, Voya Large Cap Growth Portfolio, Voya Large Cap Value Portfolio, Voya Limited Maturity Bond Portfolio, Voya Multi-Manager Large Cap Core Portfolio, Voya U.S. Stock Index Portfolio, VY® Clarion Real Estate Portfolio, VY® Franklin Income Portfolio, VY® Franklin Mutual Shares Portfolio, VY® JPMorgan Small Cap Core Equity Portfolio, VY® Templeton Global Growth Portfolio, Voya Global Perspectives Portfolio, VY® DFA World Equity Portfolio, VY® Franklin Templeton Founding Strategy Portfolio, Voya Retirement Conservative Portfolio, Voya Retirement Growth Portfolio, Voya Retirement Moderate Growth Portfolio, and Voya Retirement Moderate Portfolio, each a series of Voya Investors Trust, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 27, 2015